NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $66,667.16
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $54,175.25
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,590.25
- Mortality & Expense Charge****     $   618.75
+ Hypothetical Rate of Return*****     ($739.09)
                                     ----------
=                                    $   66,667 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 52.46
2       $ 52.47
3       $ 52.48
4       $ 52.49
5       $ 52.50
6       $ 52.52
7       $ 52.53
8       $ 52.54
9       $ 52.55
10      $ 52.56

11      $ 52.57
12      $ 52.58
Total   $630.25

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.075%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        ($62.82)
2        ($62.59)
3        ($62.37)
4        ($62.14)
5        ($61.92)
6        ($61.70)
7        ($61.48)
8        ($61.26)
9        ($61.03)
10       ($60.81)
11       ($60.59)
12       ($60.37)
Total   ($739.09)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $66,667.16
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   44,233 (rounded to the nearest dollar)

II. THE 6% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

                     = $1,200,000 or 134% x $80,066.95
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $63,084.78
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,584.13
- Mortality & Expense Charge****     $   699.04
+ Hypothetical Rate of Return*****   $ 3,825.33
                                     ----------
=                                    $   80,067 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 52.04
2       $ 52.04
3       $ 52.03
4       $ 52.03
5       $ 52.02
6       $ 52.01
7       $ 52.01
8       $ 52.00
9       $ 52.00
10      $ 51.99
11      $ 51.98
12      $ 51.98
Total   $624.13

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.075%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1       $  315.95
2       $  316.46
3       $  316.97
4       $  317.48
5       $  317.99
6       $  318.50
7       $  319.03
8       $  319.54
9       $  320.07
10      $  320.58
11      $  321.11
12      $  321.64
Total   $3,825.33

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $80,066.95
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   57,633 (rounded to the nearest dollar)

III. THE 12% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $95,777.22
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $73,120.54
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,577.10
- Mortality & Expense Charge****     $   789.46
+ Hypothetical Rate of Return*****   $ 9,583.23
                                     ----------
=                                    $   95,777 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 51.58
2       $ 51.55
3       $ 51.52
4       $ 51.49
5       $ 51.47
6       $ 51.44
7       $ 51.41
8       $ 51.38
9       $ 51.36
10      $ 51.33
11      $ 51.30
12      $ 51.27
Total   $617.10

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.075%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  770.29
2       $  775.30
3       $  780.36
4       $  785.44
5       $  790.58
6       $  795.75
7       $  800.96
8       $  806.23
9       $  811.52
10      $  816.86
11      $  822.26

12      $  827.68
Total   $9,583.23

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $95,777.21
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   73,343 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $64,843.48
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $52,792.30
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 2,063.36
- Mortality & Expense Charge****     $   603.99
+ Hypothetical Rate of Return*****     ($721.46)
                                     ----------
=                                    $   64,843 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 67.85
2       $ 67.87

3       $ 67.89
4       $ 67.90
5       $ 67.92
6       $ 67.94
7       $ 67.96
8       $ 67.97
9       $ 67.99
10      $ 68.01
11      $ 68.02
12      $ 68.04
Total   $815.36

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.075%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1        ($61.53)
2        ($61.27)
3        ($61.02)
4        ($60.76)
5        ($60.50)
6        ($60.24)
7        ($60.00)
8        ($59.74)
9        ($59.48)
10       ($59.23)
11       ($58.97)
12       ($58.72)
Total   ($721.46)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $64,843.49
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   42,410 (rounded to the nearest dollar)

II. THE 6% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $77,974.20
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $61,536.07
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 2,055.60
- Mortality & Expense Charge****     $   682.83
+ Hypothetical Rate of Return*****   $ 3,736.57
                                     ----------
=                                    $   77,974 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 67.33
2       $ 67.32
3       $ 67.32
4       $ 67.31
5       $ 67.31
6       $ 67.30
7       $ 67.30
8       $ 67.29
9       $ 67.29
10      $ 67.28
11      $ 67.28
12      $ 67.27
Total   $807.60

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.075%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ----------
1        $  309.55
2        $  309.88
3        $  310.21
4        $  310.54
5        $  310.87
6        $  311.21
7        $  311.54
8        $  311.87
9        $  312.21
10       $  312.56
11       $  312.89
12       $  313.23
Total    $3,736.57

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $77,974.20
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   55,540 (rounded to the nearest dollar)

III. THE 12% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,200,000 or 134% x $93,378.19
                     = $1,200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $71,389.75
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 2,046.69
- Mortality & Expense Charge****     $   771.64
+ Hypothetical Rate of Return*****   $ 9,366.77
                                     ----------
=                                    $   93,378 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 66.73
2       $ 66.70
3       $ 66.67
4       $ 66.64
5       $ 66.61
6       $ 66.58
7       $ 66.54
8       $ 66.51
9       $ 66.48
10      $ 66.44
11      $ 66.41
12      $ 66.38
Total   $798.69

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.075%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  754.88
2       $  759.42
3       $  764.00

4       $  768.62
5       $  773.28
6       $  777.98
7       $  782.71
8       $  787.48
9       $  792.29
10      $  797.14
11      $  802.02
12      $  806.95
Total   $9,366.77

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $93,378.18
- Year 5 Surrender Charge       $22,433.82
                                ----------
=                               $   70,944 (rounded to the nearest dollar)